UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2017
ClubCorp Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-36074	20-5818205
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

3030 LBJ Freeway, Suite 600 Dallas, Texas	75234
(Address of Principal Executive Offices)	(Zip Code)

(972) 243-6191
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Current Report on Form 8-K (this “Form 8-K”) is filed by ClubCorp Holdings, Inc., a Nevada corporation (which we may refer to as “we,” “us,” “our” or the “Company”), in connection with the matters described herein.

Item 1.01	Entry into a Material Definitive Agreement.
On July 9, 2017, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Constellation Club Parent, Inc., a Delaware corporation (“Parent”), Constellation Merger Sub Inc., a Nevada corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company. A copy of the Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Company’s Board of Directors (the “Company Board”) unanimously determined that the Merger Agreement and the transactions contemplated thereby are in the best interests of the Company and its stockholders and approved the Merger Agreement and the consummation of the transactions contemplated thereby, and the Company Board unanimously adopted resolutions recommending that the Company’s stockholders approve the Merger Agreement. Parent and Merger Sub are affiliates of certain funds (the “Apollo Funds”) managed by affiliates of Apollo Global Management, LLC (together with its consolidated subsidiaries, “Apollo”).
Merger. The Merger Agreement provides for the merger of Merger Sub with and into the Company, on the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”), with the Company continuing as the surviving corporation in the Merger (the “Surviving Corporation”). As a result of the Merger, the Company will become a wholly-owned subsidiary of Parent and the Shares will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Merger Consideration. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share (a “Share”) of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than (i) Shares owned by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent immediately prior to the Effective Time, and in each case not held on behalf of third parties, (ii) Shares owned by the Company, including Shares held in treasury by the Company, and in each case not held in a fiduciary capacity on behalf of third parties and (iii) Shares owned by any direct or indirect wholly owned subsidiary of the Company (which Shares shall remain outstanding, except that the number of such Shares owned by such subsidiaries may be adjusted following the Merger to maintain relative ownership percentages) will be converted into the right to receive $17.12 per Share in cash, without interest and subject to tax withholding (the “Merger Consideration”).

Treatment of Outstanding Equity Awards. The Merger Agreement provides that, with respect to all outstanding restricted shares (“Restricted Shares”) and performance share units (“PSUs”), in each case issued under the Company’s 2012 Stock Award Plan, as amended (the “Company Stock Plan”), as a result of the Merger:

•
each outstanding Restricted Share shall, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right of the holder of such Restricted Share to receive (without interest), an amount in cash equal to the Merger Consideration, less applicable taxes required to be withheld with respect to such payment; and

•
each outstanding PSU (other than any Road to 300 PSU (as such term is defined in the Merger Agreement)) shall automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right of the holder of such PSU to receive (without interest), an amount in cash equal to (i) the product of (A) the target number of Shares subject to such PSU immediately prior to the Effective Time multiplied by (B) the Merger Consideration, less (ii) applicable taxes required to be withheld with respect to such payment;

provided that the amounts payable with respect to such Restricted Shares or PSUs shall vest and be payable by the Surviving Corporation, subject to the applicable holder’s continued employment through the applicable payment date (in the case of PSUs) or vesting date (in the case of Restricted Shares), as applicable, (A) with respect to Restricted Shares or PSUs, as applicable, that are not vested in accordance with their terms at the Effective Time, (i) fifty percent (50%) upon the 60-day anniversary of the date that the Effective Time occurs (or the next payroll date following such anniversary) and (ii) fifty percent (50%) at or promptly after the Effective Time, and (B) with respect to Restricted Shares or PSUs, as applicable, that are vested as of the Effective Time in accordance with their terms, at or promptly following the Effective Time, and in all cases, without any interest for the period from the Effective Time until such date (with respect to each Restricted Share, such applicable date, the “Restricted Share Payment Date” and, with respect to each PSU, such applicable date, the “PSU Payment Date”); provided, further, that if the employment of a holder of Restricted Shares or PSUs is, following the Effective Time, but prior to the applicable Restricted Share Payment Date or PSU Payment Date, as applicable, terminated for any reason other than (x) by Parent or any of its affiliates (including the Surviving Corporation) for “cause” (as such term is defined in the Company Stock

Plan) or (y) by such holder without “good reason” (as such term is defined in the Merger Agreement), then, in the case of each of the foregoing clauses (x) and (y), the payment described above shall be accelerated to the next practicable payroll date after the date of such termination. Each Road to 300 PSU shall automatically and without any required action on the part of the holder thereof, be cancelled immediately prior to the Effective Time without the payment of any consideration to the holder thereof.
Closing Conditions. The consummation of the Merger is subject to the satisfaction or waiver of specified closing conditions, including (i) the approval of the Merger by the holders of a majority of the outstanding Shares entitled to vote thereon, (ii) the absence of any law, statute, rule, regulation, executive order, decree, ruling, injunction or other order that prohibits the consummation of the Merger, (iii) the expiration or termination of the applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iv) the absence of the occurrence of a Material Adverse Effect (as such term is defined in the Merger Agreement) after the date of the Merger Agreement, (v) the absence of the authorization, declaration or payment of any dividend or distribution with respect to any of the capital stock of the Company or any of its non-wholly owned subsidiaries (other than the quarterly dividend of $0.13 per share announced on July 9, 2017, which will be payable in cash on July 28, 2017 to the holders of common stock of record as of the close of business on July 21, 2017) after the date of the Merger Agreement and (vi) other customary closing conditions. The consummation of the Merger is not subject to a financing condition.
Representations, Warranties and Covenants. The Merger Agreement contains representations, warranties and covenants of the Company, Parent and Merger Sub. These covenants include an obligation of the Company to, subject to certain exceptions, use commercially reasonable efforts to, and to cause its subsidiaries to use commercially reasonable efforts to, conduct its and their respective businesses in the ordinary course of business in all material respects consistent with past practice from the date of the Merger Agreement through the Effective Time.
Non-Solicitation. The Merger Agreement prohibits the Company, its subsidiaries and their respective representatives from soliciting third-party proposals relating to any direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole, or 15% or more of the equity securities of the Company (measured by economic or voting power) (a “Competing Proposal”), and restricts the Company’s ability to furnish non-public information to, or participate in any discussions or negotiations with, any third party with respect to any Competing Proposal, or approve or recommend a Competing Proposal, subject to certain limited exceptions. Prior to the receipt of the approval of the Merger from the Company’s stockholders, however, the Company may, under certain circumstances, provide information relating to the Company and its subsidiaries to, and participate or engage in discussions with, third parties that have made an acquisition proposal that was not solicited in breach of the solicitation restrictions if the Company Board determines in good faith (after consultation with its outside legal counsel and financial advisors) that such acquisition proposal constitutes, or would reasonably be expected to constitute, a Superior Proposal (as such term is defined in the Merger Agreement) and the Company Board determines in good faith (after consultation with its outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties under applicable law. The Company must notify Parent of any Competing Proposal or inquiry within twenty four hours and must provide Parent information regarding the Competing Proposal or inquiry, including the identity of the party making the proposal or inquiry. In response to a Superior Proposal, the Company Board may terminate the Merger Agreement to enter into an alternative acquisition agreement with respect to such Superior Proposal and pay a termination fee (as discussed below). Prior to terminating the Merger Agreement, the Company Board must provide Parent at least three business days’ notice of the Superior Proposal and, if requested by Parent, engage in good faith negotiations with Parent to make such adjustments in the terms and conditions of the Merger Agreement so that such acquisition proposal would cease to constitute a Superior Proposal. The Company Board may change its recommendation with respect to the Merger in response to certain events that materially affect the Company if the Company Board determines in good faith, after notifying and negotiating with Parent to revise the terms of the Merger Agreement, that its fiduciary duties require such a change.
The Merger Agreement also contains covenants that require, subject to certain limited exceptions, (a) the Company to file a proxy statement with the United States Securities and Exchange Commission (the “SEC”) and call and hold a stockholder meeting and (b) the Company Board to recommend that the Company’s stockholders adopt the Merger Agreement. Notwithstanding any change of the Company Board’s recommendation, unless the Merger Agreement has been terminated in accordance with its terms, (i) the Company must submit the Merger Agreement to its stockholders at a special meeting for the purpose of obtaining the approval of the Company’s stockholders and (ii) the Company Board will not submit to the stockholders of the Company any Competing Proposal or propose to do so.
Termination; Termination Fees. The Merger Agreement also provides for certain termination rights for both the Company and Parent. The Company is obligated to pay Parent a termination fee of $34.2 million in certain circumstances, including (a) if the Company Board changes its recommendation and Parent terminates the Merger Agreement, (b) if, among other things, the

Company’s stockholders do not approve the Merger Agreement at the stockholder meeting or the Merger is not consummated by the Outside Date (as such term is defined in the Merger Agreement) and the Company enters into a definitive agreement with respect to a Superior Proposal within 12 months after such termination, or (c) if the Company terminates the Merger Agreement in accordance with certain procedures set forth in the Merger Agreement in order to enter into a definitive agreement with a third party with respect to a Superior Proposal. The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee of $74.2 million if (x) the conditions to the Company’s closing obligation are satisfied, (y) Parent and Merger Sub fail to consummate the closing when required and (z) the Company terminates the Merger Agreement after notifying Parent that it is irrevocably ready, willing and able to consummate the closing. In addition, the Company will be required to reimburse all fees and expenses that Parent incurred in connection with the Merger Agreement and the transactions contemplated thereby, up to $6.25 million, if the Merger Agreement is terminated by Parent due to a material breach by the Company of its obligations under the Merger Agreement or if the Merger Agreement is terminated by either Parent or the Company due to a failure to obtain the Company stockholder vote to approve the Merger Agreement.
Funding. Parent and Merger Sub have obtained equity and debt financing commitments to finance the transactions contemplated by the Merger Agreement. The Apollo Funds have (1) committed to capitalize Parent, immediately prior to the closing of the Merger, with an aggregate equity contribution in an amount of up to $675 million on the terms and subject to the conditions set forth in an equity funding letter, dated July 9, 2017, and (2) provided the Company with a limited guarantee in favor of the Company, dated July 9, 2017, guaranteeing the payment of certain monetary obligations that may be owed by Parent or Merger Sub pursuant to the Merger Agreement, including any reverse termination fee that may become payable by Parent.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.
The Merger Agreement and the above description of the Merger Agreement have been included to provide investors and security holders with information regarding the terms of the Merger Agreement and are not intended to provide any other factual information about the Company, Parent, Merger Sub or their respective subsidiaries or affiliates. The representations and warranties contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by the parties to each other. Investors should not rely on the representations and warranties contained in the Merger Agreement as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective subsidiaries, affiliates or businesses.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On July 9, 2017, ClubCorp USA, Inc., a wholly-owned subsidiary of the Company (“ClubCorp USA”) adopted a Change of Control Severance Plan (the “Change of Control Plan”) pursuant to which employees of ClubCorp USA and its affiliates who hold a position of Senior Vice President or higher (other than certain executives who are parties to executed Change in Control Severance Agreements with the Company) are eligible for benefits under the Change of Control Plan. Effective as of July 9, 2017, Charles H. Feddersen, one of our named executive officers, is a participant in the Change of Control Plan.
Under the Change of Control Plan, an eligible employee will be entitled to specified benefits if such eligible employee experiences a qualifying termination of employment (an involuntary termination of employment by ClubCorp USA other than for “cause,” as long as such eligible employee did not decline an offer of a “substantially similar position” (as each such term is defined in the Change of Control Plan)) during the one-year period commencing on the date of the Merger.
Upon a qualifying termination in connection with or during the one-year period following the Merger, an eligible employee would become entitled to the following:

•
a lump-sum cash payment equal to the sum of (1) the eligible employee’s annual base salary, plus (2) his or her annual cash bonus award actually earned from the prior year, if any, within five days after the eligible employee’s execution of an irrevocable release of claims;

•
payment of an amount equal to the sum of (1) the annual cash bonus award, if any, for the year of termination that the eligible employee would have earned if he or she had remained employed on the applicable payment date for such bonus prorated based on the number of days that the eligible employee was employed during such year, plus (2) a discretionary amount being reasonably determined by the Company, payable when such bonus would have ordinarily been paid in accordance with the Company’s bonus plan;

•
reimbursement by ClubCorp USA of the employer portion of the eligible employee’s COBRA premiums for continued medical, dental and vision coverage for a period of 12 months following termination or until such eligible employee secures other employment, unless the eligible employee ceases to receive such COBRA premiums from ClubCorp USA due to adverse tax consequences prior to the expiration of the applicable period, in which case the eligible employee shall instead receive a fully taxable monthly cash payment equal to the amount of the portion of the employer monthly COBRA premium for such period of time (and such payment shall be paid to the eligible employee on a fully tax grossed up basis);

•
a five-year dues-free club membership at a country club of the eligible employee’s choice (subject to approval by the Chief Executive Officer of the Company) with no other discounts associated with these privileges; and

•	up to $10,000 for outplacement services.
Each eligible employee’s receipt of severance payments and benefits under the Change of Control Plan is conditioned upon his or her execution of an effective release of claims against the Company and its affiliates, including ClubCorp USA.
The foregoing description of the Change of Control Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Change of Control Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Regulation FD Disclosure.
On July 9, 2017, the Company issued a press release announcing the execution of the Merger Agreement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

In addition, the Company engaged in various communications with employees and other persons concerning the proposed Merger. Copies of those communications are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number		Description
2.1	*	Agreement and Plan of Merger, dated as of July 9, 2017, by and among ClubCorp Holdings, Inc., Constellation Club Parent, Inc. and Constellation Merger Sub Inc.
10.1	†	ClubCorp USA, Inc. Change of Control Severance Plan.
99.1		Press Release of ClubCorp Holdings, Inc., dated July 9, 2017.
99.2		Letter from Eric Affeldt and Mark Burnett to ClubCorp Employee Partners, dated July 10, 2017.
99.3		Letter from Eric Affeldt and Mark Burnett to ClubCorp Members, dated July 10, 2017.
99.4		Employee Partner Frequently Asked Questions, dated July 10, 2017.

*
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules or exhibits upon request by the SEC.

†	Indicates management contract or compensatory plan or arrangement.

Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, including statements with respect to the proposed transaction and the Merger, the benefits of the proposed transaction and the anticipated timing of the proposed transaction. Forward-looking statements can be generally identified by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “continue” or similar terminology. These statements reflect only the Company’s current expectations and are not guarantees of future performance or results. Forward-looking information involves risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such statements. Specific factors that could cause actual results to differ from results contemplated by forward-looking statements include, among others, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, the inability to complete the Merger due to the failure to obtain stockholder approval for the Merger or the failure to satisfy other conditions to completion of the Merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; risks regarding the failure of Parent to obtain the necessary financing to complete the Merger; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; the effect of the announcement of the Merger on the Company’s relationships with its members, operating results and business generally; the risk that certain approvals or consents will not be received in a timely manner or that the Merger will not be consummated in a timely manner; the risk of exceeding the expected costs of the Merger; adverse changes in U.S. and non-U.S. governmental laws and regulations; adverse developments in the Company’s relationships with its employees; capital market conditions, including availability of funding sources for us; changes in our credit ratings; risks related to our increased indebtedness, including our ability to meet certain financial covenants in our debt instruments; the risk of litigation, including stockholder litigation in connection with the proposed transaction, and the impact of any adverse legal judgments, fines, penalties, injunctions or settlements; and volatility in the market price of our stock.
Therefore, caution should be taken not to place undue reliance on any such forward-looking statements. We assume no obligation (and specifically disclaim any such obligation) to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. For additional discussion of potential risks and uncertainties that could impact our results of operations or financial position, refer to Part I, Item 1A. Risk Factors in our Form 10-K for the fiscal year ended December 27, 2016, as amended (our “2016 Form 10-K”). There have been no material changes to the risk factors disclosed in Part I, Item 1A. Risk Factors in our 2016 Form 10-K.
Important Additional Information and Where to Find It
This communication is being made in respect of the proposed Merger involving the Company, Parent and Merger Sub. This communication does not constitute an offer to sell or the solicitation of an offer to buy our securities or the solicitation of any vote or approval. The proposed Merger of the Company will be submitted to the Company’s stockholders for their consideration. In connection with the proposed transaction, the Company intends to file a proxy statement and other relevant materials with the SEC in connection with the solicitation of proxies in connection with the proposed transaction. The definitive proxy statement will be mailed to the Company’s stockholders. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, INVESTORS AND STOCKHOLDERS OF CLUBCORP HOLDINGS, INC. ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement, any amendments or supplements thereto and other relevant materials, and any other documents filed by the Company with the SEC, may be obtained once such documents are filed with the SEC free of charge at the SEC’s website at www.sec.gov. In addition, the Company’s stockholders may obtain free copies of the documents filed with the SEC through the Investors portion of the Company’s website at ir.clubcorp.com or by contacting the Company’s Investor Relations Department by (a) mail at ClubCorp Holdings, Inc., Attention: Investor Relations, 3030 LBJ Freeway, Suite 600, Dallas, TX 75234, (b) telephone at (972) 888-7495, or (c) e-mail at clubcorp.investor.relations@clubcorp.com. You may also read and copy any reports, statements and other information filed by the Company with the SEC at the SEC public reference room at 450 Fifth Street, N.W. Room 1200, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.
Participants in the Solicitation
The Company and certain of its executive officers, directors, other members of management and employees, may under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in the Company’s preliminary and definitive proxy statements when filed with the SEC and other relevant documents to be filed with the SEC in connection with the proposed transaction, each of which can be obtained free of charge from the sources indicated above when they become available. Information regarding certain of these persons and their beneficial ownership of the Company’s common stock is also set forth in the Company’s proxy statement for its 2017 annual meeting of stockholders filed on June 2, 2017 with the SEC, which can be obtained free of charge from the sources indicated above.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2017	CLUBCORP HOLDINGS, INC.

	By:	/s/ Curtis D. McClellan
Curtis D. McClellan
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number		Description
2.1	*	Agreement and Plan of Merger, dated as of July 9, 2017, by and among ClubCorp Holdings, Inc., Constellation Club Parent, Inc. and Constellation Merger Sub Inc.
10.1	†	ClubCorp USA, Inc. Change of Control Severance Plan.
99.1		Press Release of ClubCorp Holdings, Inc., dated July 9, 2017.
99.2		Letter from Eric Affeldt and Mark Burnett to ClubCorp Employee Partners, dated July 10, 2017.
99.3		Letter from Eric Affeldt and Mark Burnett to ClubCorp Members, dated July 10, 2017.
99.4		Employee Partner Frequently Asked Questions, dated July 10, 2017.

*
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules or exhibits upon request by the SEC.

†	Indicates management contract or compensatory plan or arrangement.